                                                                     EXHIBIT 24



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint SUSAN SCHMIDT BIES, JAMES F. KEEN, CLYDE A. BILLINGS, JR., and TERESA A. FEHRMAN jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") relating to the issuance of its Common Stock, par value $2.50 per share, pursuant to the Agreement and Plan of Merger dated as of September 22, 1994, by and between the Corporation and Community Bancshares, Inc. ("CBI") and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                                          TITLE                                       DATE
         ---------                                          -----                                       ----
Ralph Horn                                     Chief Executive Officer                              December 1, 1994
- ---------------------------                      (principal executive officer)
Ralph Horn                                       and a Director

Susan Schmidt Bies                             Executive Vice President                             December 1, 1994
- ---------------------------                      and Chief Financial Officer
Susan Schmidt Bies                               (principal financial officer)

James F. Keen                                  Senior Vice President and                            December 1, 1994
- ---------------------------                      Controller (principal
James F. Keen                                    accounting officer)

Jack A. Belz                                   Director                                             December 1, 1994
- ---------------------------
Jack A. Belz

Robert C. Blattberg                            Director                                             December 1, 1994
- ---------------------------
Robert C. Blattberg

J. R. Hyde, II                                 Director                                             December 1, 1994
- ---------------------------
J. R. Hyde, II

Joseph Orgill, III                             Director                                             December 1, 1994
- ---------------------------
Joseph Orgill, III

Richard E. Ray                                 Director                                             December 1, 1994
- ---------------------------
Richard E. Ray



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
Vicki G. Roman                                 Director                                             December 1, 1994
- ---------------------------
Vicki G. Roman

Michael D. Rose                                Director                                             December 1, 1994
- ---------------------------
Michael D. Rose

William B. Sansom                              Director                                             December 1, 1994
- ---------------------------
William B. Sansom

Gordon P. Street, Jr.                          Director                                             December 1, 1994
- ---------------------------
Gordon P. Street, Jr.

Ronald Terry                                   Director                                             December 1, 1994
- ---------------------------
Ronald Terry



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